Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 pertaining to the HMN Financial, Inc. 2017 Equity Incentive Plan and the HMN Financial, Inc. 2009 Equity Incentive Plan of our report dated March 10, 2017 on the consolidated financial statements of HMN Financial, Inc. and Subsidiaries included in HMN Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ CliftonLarsonAllen LLP

Minneapolis, Minnesota

May 26, 2017